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Exhibit 21.1.    Subsidiaries of Radio One, Inc.

     Radio One Licenses, Inc., a Delaware corporation, is a restricted subsidiary of Radio One, Inc. and does business under the following call letters:

     WKYS-FM
     WMMJ-FM
     WOL-AM
     WYCB-AM
     WERQ-FM
     WOLB-AM
     WWIN-FM
     WWIN-AM
     WPHI-FM

     WYCB Acquisition Corporation, a Delaware corporation, and Broadcast Holdings, Inc., a District of Columbia corporation, are unrestricted subsidiaries of Radio One, Inc., and do business under the following call letters:

     WYCB-AM

     Bell Broadcasting Company ("Bell"), a Michigan corporation, is a restricted subsidiary of Radio One, Inc. Radio One of Detroit, Inc. ("Radio One of Detroit"), a Delaware corporation, is a restricted subsidiary of Bell. Bell and Radio One of Detroit do business under the following call letters:

     WCHB-AM
     WDTJ-FM
     WJZZ-AM

     Allur-Detroit, Inc. ("Allur-Detroit"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. Allur Licenses, Inc. ("Allur Licenses"), a Delaware Corporation, is a restricted subsidiary of Allur-Detroit. Allur-Detroit and Allur Licenses do business under the following call letters:

     WWBR-FM

     Radio One of Atlanta, Inc. ("ROA"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. ROA Licenses, Inc. ("ROA Licenses"), a Delaware Corporation, is a restricted subsidiary of ROA. ROA and ROA Licenses do business under the following call letters:

     WHTA-FM